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                                                                 EXHIBIT 23.1

                        [Arthur Andersen LLP Letterhead]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (the "Registration Statement") and related Prospectus (the "Prospectus") of Spieker Properties, Inc. (the "Company") for the registration of the Company's shares of common stock.

    We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated January 24, 1997, relating to the consolidated financial statements of the Company which report is included in the Annual Report on Form 10-K for the year ended December 31, 1996 of the Company, incorporated by reference in the Registration Statement and Prospectus.

    We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our reports, each dated April 29, 1997, on the combined statement of revenues and certain expenses of the Pasadena Portfolio and Metro Plaza, which reports are included in the Current Report on Form 8-K, dated June 27, 1997, of the Company, incorporated by reference in the Registration Statement and Prospectus.

    We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated December 20, 1996, on the combined statement of revenues and certain expenses of the Three Property Transactions, which report is included in the Current Report on Form 8-K, dated June 27, 1997, of the Company, incorporated by reference in the Registration Statement and Prospectus.

    We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated September 9, 1997, on the statement of revenues and certain expenses of the Kennedy Portfolio, which report is included in the Current Report on Form 8-K, dated September 22, 1997, of the Company, incorporated by reference in the Registration Statement and Prospectus.

    We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated September 26, 1997, on the statement of revenues and certain expenses of the WCB Portfolio, which report is included in the Current Report on Form 8-K/A, dated October 10, 1997, of the Company, incorporated by reference in the Registration Statement and Prospectus.

    We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated October 21, 1997, on the statement of revenues and certain expenses of U.S. Bank/Plaza Center, which report is included in the Current Report on Form 8-K, dated November 26, 1997, of the Company, incorporated by reference in the Registration Statement and Prospectus.



                                       /s/ ARTHUR ANDERSEN LLP

San Francisco, California

December 29, 1997